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As Filed with the Securities and Exchange Commission on June 20, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CATABASIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	26-3687168 (I.R.S. Employer Identification No.)

One Kendall Square
Bldg. 1400E, Suite B14202
Cambridge, Massachusetts 02139
(617) 349-1971
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jill C. Milne, Ph.D.
President and Chief Executive Officer
Catabasis Pharmaceuticals, Inc.
One Kendall Square
Bldg. 1400E, Suite B14202
Cambridge, Massachusetts 02139
(617) 349-1971
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Rosemary G. Reilly, Esq. WilmerHale 60 State Street Boston, MA 02109 Telephone: (617) 526-6000 Fax: (617) 526-5000	John D. Hogoboom Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 Telephone: (212) 262-6700 Fax: (212) 262-7402

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  333-225410

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common Units, each Common Unit consisting of one share of common stock, par value $0.001 per share, and one warrant to purchase one share of common stock	$7,000,000	$872

(i) Common stock included in the Common Units(3)

(ii) Warrants included in the Common Units(3)

Shares of common stock underlying Warrants included in the Common Units(4)	$8,400,000	$1,046

Total	$15,400,000	$1,918

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Represents only the additional number of securities being registered. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-225410).
(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(3)
Filing fee included with the Common Units.
(4)
Pursuant to Staff Compliance and Disclosure Interpretation 240.06, equals the aggregate exercise price of the Warrants.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional common units (each a "Common Unit"), each Common Unit consisting of one share of common stock, $0.001 par value per share (each a "Share") and a warrant to purchase one Share, of the Registrant, as set forth in the Registration Statement and the prospectus contained therein, of Catabasis Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-225410), which was declared effective by the Commission on June 19, 2018, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

 EXHIBIT INDEX

Exhibit Number		Description of Exhibit
5.1		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1		Consent of Ernst & Young LLP, independent registered public accounting firm

23.2		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney

*
Filed as Exhibit 24.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-225410) filed with the Commission on June 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 20th day of June, 2018.

Catabasis Pharmaceuticals, Inc.
By:	/s/ JILL C. MILNE Jill C. Milne President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ JILL C. MILNE Jill C. Milne		President and Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2018
/s/ DEIRDRE CUNNANE Deirdre Cunnane		Chief Legal Officer and Treasurer (Principal Financial Officer)	June 20, 2018
/s/ NOAH CLAUSER Noah Clauser		Vice President of Finance (Principal Accounting Officer)	June 20, 2018
* Michael Ross		Co-Chairman of the Board of Directors	June 20, 2018
* Kenneth Bate		Co-Chairman of the Board of Directors	June 20, 2018
* Burt Adelman		Director	June 20, 2018
* Jean George		Director	June 20, 2018
* Michael Kishbauch		Director	June 20, 2018
*By:	/s/ DEIRDRE A. CUNNANE Deirdre A. Cunnane Attorney-in-fact

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
EXHIBIT INDEX